Z3 LLC
300 Galleria Officentre. Suite 112
Southfield, MI 48034
T: (248) 864-4886                                     F: (248) 864-4887

May 4, 2016

Koo'Toor Design Inc.
Ruben Gonzales
113 Grove Street
Roseville, Ca 95678

    Dear Ruben,

Z3, LLC commits to the following of the Curator collection for your contemporary lifestyle stores your corporation will be opening in Northern and Southern California.

Z3, LLC grants Koo’Toor Design Incorporated the reseller rights and the rights to Northern and Southern California with the Calvin Klein Curator Collection based on the following:

1) Placement of any/all Koo’Toor Design stores that must include a significant presentation of the Curator Collection. Calvin Klein Furniture will deliver in assistance.

2) Koo’Toor Design agrees to open a minimum of two Northern California and two Southern California stores during the calendar year 2016. These stores must include a significant presentation of the Curator Collection. All categories of the Curator Collection must be represented in these stores - bedroom, dining room, upholstery, occasional, accents and all other Calvin Klein Home products.

3) Each of the two Northern California stores and the two Southern California stores must generate a minimum of $750,000 of wholesale Calvin Klein Curator Collection sales in the first twelve months from the opening date in order to retain rights to the Curator Collection.

4) Z3, LLC and Koo’Toor Design management will review the status of these first four stores Curator Collection sales performance at the end of the first nine months to determine the status of the rights at the end of the first full year of Curator Collection sales.

Ca l v i n K l e i n F u r n i t u r e 300 G a l l e r i a O f f i c e n t r e , S t e 112 , S o u t h f i e l d , M I 48 034 248 . 864 . 4886 F a x 248 . 864 . 4887

-      Pg 2 Kde -

5) .Name on outside signage would be displayed as follows:

             Koo’Toor Design  featuring

     /s/Michael Foster                           /s/Ruben Gonzales

Michael Foster – President, CEO                                                                Ruben Gonzales – General Manager
    Z3 Limited LLC Calvin Klein Furniture                                                       Koo’Toor Design Inc.

Ca l v i n K l e i n F u r n i t u r e 300 G a l l e r i a O f f i c e n t r e , S t e 112 , S o u t h f i e l d , M I 48 034 248 . 864 . 4886 F a x 248 . 864 . 4887